EXHIBIT 23(e)(1)

                             DISTRIBUTION AGREEMENT

          Distribution Agreement made as of February 11, 1997, and amended and restated as of November 18, 1998, between THE INFINITY MUTUAL FUNDS, INC., a Maryland corporation having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called the "Fund"), and BISYS FUND SERVICES LIMITED PARTNERSHIP, an Ohio limited partnership having its principal office and place of business at 3435 Stelzer Road, Columbus, Ohio 43219-3035 (herein called the "Distributor").

          WHEREAS, the Fund is an open-end, management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and consisting of the portfolios set forth on Schedule 1 hereto, as such Schedule may be revised from time to time (each, a "Series");

          WHEREAS, the Fund desires to retain the Distributor as distributor for certain Series' shares of common stock, par value $.001 per share (the "Shares"), and the Distributor is willing to render such services; and

          WHEREAS, this Agreement, as amended and restated, is intended to apply to all Shares issued before or after such amendment and restatement;

          NOW THEREFORE, in consideration of the premises and mutual covenants set forth herein the parties hereto agree as follows:


                            I. DELIVERY OF DOCUMENTS

          The Fund has delivered to the Distributor copies of the following documents and will deliver to the Distributor all future amendments and supplements thereto, if any:

          (a) The Fund's Articles of Incorporation and all amendments and supplements thereto (as presently in effect and as from time to time amended or supplemented, herein called the "Charter");

          (b) The Fund's By-laws (as presently in effect and as from time to time amended, herein called the "By-laws");

          (c) Resolutions of the Board of Directors of the Fund authorizing the execution and delivery of this Agreement;

          (d) The Fund's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A most recently filed with the Securities and Exchange Commission (the "Commission") relating to the Shares, and all subsequent amendments or supplements thereto (the "Registration Statement");

          (e) The Fund's Notification of Registration under the 1940 Act on Form N-8A as filed with the Commission; and

          (f) The Fund's current Prospectuses and Statements of Additional Information of the Series (as presently in effect and as from time to time amended and supplemented, herein called individually the "Prospectus" and collectively the "Prospectuses").


                                II. DISTRIBUTION

          1. APPOINTMENT OF DISTRIBUTOR. The Fund hereby appoints the Distributor as principal distributor of the Series' Shares and the Distributor hereby accepts such appointment and agrees to render the services and duties set forth in this Section II.

          2. SERVICES AND DUTIES.

               (a) The Fund agrees to sell through the Distributor, as agent, from time to time during the term of this Agreement, Shares of the Series (whether authorized but unissued or treasury shares, in the Fund's sole discretion) upon the terms and at the current offering price as described in the applicable Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers or others for the sale and redemption of Shares, and shall sell Shares only at the offering price thereof as set forth in the applicable Prospectus. The Distributor shall devote its best efforts to effect the sale of Shares of each Series, but shall not be obligated to sell any certain number of Shares.

               (b) In all matters relating to the sale and redemption of Shares, the Distributor will act in conformity with the Fund's Charter, By-laws and Prospectuses and with the instructions and directions of the Fund's Board of Directors and will conform to and comply with the requirements of the 1933 Act, the 1940 Act, the regulations of the National Association of Securities Dealers, Inc. and all other applicable Federal or state laws and regulations. In connection with the sale of Shares, the Distributor acknowledges and agrees that it is not authorized to provide any information or make any representation other than as contained in the Fund's Registration Statement or Prospectuses and any sales literature specifically approved by the Fund.

               (c) Unless the Fund has adopted with respect to the Series a plan pursuant to Rule 12b-1 under the 1940 Act which provides otherwise, the Distributor will bear the costs and expenses of (i) printing and distributing to prospective investors copies of any Prospectus (including any supplement thereto) and annual and interim reports of the Series (after such items have been prepared and set in type by the Fund) which are used in connection with the offering of Shares of a Series; and (ii) preparing, printing and distributing any other literature used by the Distributor in connection with the sale of the Shares; PROVIDED, HOWEVER, that the Distributor shall not be obligated to bear the expenses incurred by the Fund in connection with the preparation and printing Prospectuses used for regulatory purposes and for distribution to existing shareholders.

               (d) All Shares of the Series offered for sale by the Distributor shall be offered for sale to the public at a price per Share (the "offering price") equal to (i) their net asset value (determined in the manner set forth in the Fund's Charter and then-current Prospectuses) plus, (ii) a sales charge (if any) which shall be the percentage of the offering price of such Shares as set forth in the Fund's then-current Prospectuses. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Shares of any class of the Fund offered for sale by the Distributor may be subject to a contingent deferred sales charge ("CDSC") as set forth in the Fund's then-current prospectus. The Distributor shall be entitled to receive any sales charge or CDSC in respect of the Shares. If a sales charge or CDSC is in effect, the Distributor shall have the right to pay a portion of the sales charge or CDSC to broker-dealers and other persons who have sold shares of the Series. Concessions by the Distributor to broker-dealers and other persons shall be set forth in either the selling agreements between the Distributor and such broker-dealers and persons or, if such concessions are described in the then-current Prospectuses, shall be as so set forth. No broker-dealer or other person who enters into a selling agreement with the Distributor shall be authorized to act as agent for the Fund in connection with the offering or sale of its Shares to the public or otherwise. The Fund reserves the right to reject any order but will not do so without reasonable cause.

               (e) If any Shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said Shares, the Distributor shall forfeit the amount (if any) above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount (if any) re-allowed by the Distributor to broker-dealers or other persons shall be repayable to the Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the forms of agreement with such broker-dealers and persons a corresponding provision for the forfeiture by them of their concession with respect to Shares sold by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

               (f) In consideration of the Distributor's services described herein and in the Fund's distribution plan (the "ISG Distribution Plan") in respect of Class B Shares of each Series listed on Schedule 2 hereof, the Fund agrees: (I) to pay to the Distributor monthly in arrears its "Allocable Portion" (as hereinafter defined) of a fee (the "Class B Distribution Fee") which shall accrue daily in an amount equal to the product of (A) the daily equivalent of 0.75% per annum multiplied by (B) the net asset value of the Class B Shares of such Series outstanding on such day, and (II) to withhold from redemption proceeds such Distributor's Allocable Portion of the CDSCs in respect of Class B Shares of such Series and to pay the same over to such Distributor or at its direction. Furthermore, the Allocation Schedule attached hereto as Schedule A and each of the provisions set forth in clauses (I) through (V) of the second sentence of Section 1(b) of the ISG Distribution Plan as in effect on the date of this Agreement, as amended and restated, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in their entirety.

          3. SALES AND REDEMPTIONS.

               (a) The Fund shall pay all costs and expenses in connection with the registration of the Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of the Shares and for supplying information, prices and other data to be furnished by the Fund hereunder, and all expenses in connection with preparing, printing and distributing any Prospectus, except as set forth in subsection 2(c) of Section II hereof.

               (b) The Fund shall execute all documents, furnish all information and otherwise take all actions which may be reasonably necessary in the discretion of the Fund's officers in connection with the qualification of the Shares for sale in such states as the Distributor may designate to the Fund and the Fund may approve, and the Fund shall pay all fees which may be incurred in connection with such qualification. The Distributor shall pay all expenses connected with its qualification as a dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by the Distributor in connection with the sale of the Shares as contemplated in this Agreement. It is understood that certain advertising, marketing, shareholder servicing, administration and/or distribution expenses to be incurred in connection with the Shares may be paid as provided in any plan which may be adopted by the Fund in accordance with Rule 12b-1 under the 1940 Act.

               (c) The Fund shall have the right to suspend the sale of Shares of any Series at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Series at any time permitted by the 1940 Act or the rules of the Commission.

               (d) The Fund reserves the right to reject any order for Shares.

               (e) No Shares shall be offered by either the Fund or the Distributor under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Fund if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act, or if and so long as a Prospectus as required by Section 10 of the 1933 Act is not on file with the Commission; provided, however, that nothing contained in this sub-paragraph shall in any way restrict or have any application to or bearing upon the Fund's obligation to repurchase any Shares from any shareholder in accordance with the provisions of the Charter or Prospectuses.

          4. CONFIDENTIALITY. The Distributor will treat confidentially and as proprietary information of the Fund all records and other information relative to the Fund and each Series' prior or present shareholders or those persons or entities who respond to inquiries concerning investment in a Series and, except as provided below, will not use such records or information for any other purpose other than for the performance of its responsibilities and duties with regard to the Series which now exist or which may be added in the future. Any other use by the Distributor of the records and information referred to above may be made only after prior notification to and approval in writing by the Fund. Such approval shall not be unreasonably withheld and may not be withheld where (i) the Distributor may be exposed to civil or criminal contempt proceedings for failure to divulge such information; (ii) the Distributor is requested to divulge such information by duly constituted authorities; or (iii) the Distributor is so requested by the Fund.

                          III. LIMITATION OF LIABILITY

          The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any Series in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Any person, even though also an officer, director, partner, employee or agent of the Distributor, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or to any Series, or acting on any business of the Fund or of any Series (other than services or business in connection with the Distributor's duties as distributor hereunder), to be rendering such services to or acting solely for the Fund or a Series and not as an officer, director, partner, employee or agent or one under the control or direction of the Distributor even though paid by the Distributor.


                               IV. INDEMNIFICATION

          1. FUND REPRESENTATIONS. The Fund represents and warrants to the Distributor that at all times the Registration Statement and Prospectuses will in all material respects conform to the applicable requirements of the 1933 Act and the rules and regulations thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this subsection shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Fund by, or on behalf of, and with respect to, the Distributor expressly for use in the Registration Statement or Prospectuses.

          2. DISTRIBUTOR'S REPRESENTATIONS. The Distributor represents and warrants to the Fund that it is duly organized as an Ohio limited partnership and is and at all times will remain duly authorized and licensed to carry out its services as contemplated herein.

          3. FUND INDEMNIFICATION. The Fund will indemnify, defend and hold harmless the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses or in any application or other document executed by or on behalf of the Fund, or arise out of, or are based upon, information furnished by or on behalf of the Fund filed in any state in order to qualify the Shares under the securities or blue sky laws thereof ("Blue Sky Application"), or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund in reliance upon and in conformity with written information furnished to the Fund by or on behalf of and with respect to the Distributor specifically for inclusion therein.

          The Fund shall not indemnify any person pursuant to this subsection 3 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his willful misfeasance, bad faith or gross negligence in the performance of his duties, or his reckless disregard of obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of Directors of the Fund who are neither "interested persons" of the Fund (as defined in the 1940 Act) nor parties to the proceeding, or by an independent legal counsel in a written opinion.

          The Fund shall advance attorneys' fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this subsection 3, so long as such person shall: (i) undertake to repay all such advances unless it is ultimately determined that he is entitled to indemnification hereunder; and (ii) provide security for such undertaking, or the Series shall be insured against losses arising by reason of any lawful advances, or a majority of a quorum of the disinterested, non-party Directors of the Fund (or an independent legal counsel in a written opinion) shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such person ultimately will be found entitled to indemnification hereunder.

          4. DISTRIBUTOR'S INDEMNIFICATION. The Distributor will indemnify, defend and hold harmless the Fund, each Series, the Fund's several officers and Directors and any person who controls the Fund or any Series within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect hereof) arise out of, or are based upon, any breach of its representations and warranties in subsection 2 hereof or its agreements in subsection 2 of Section II of this Agreement, or which arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectuses, any Blue Sky Application or any application or other document executed by or on behalf of the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to the Fund or any of its several officers and Directors by or on behalf of and with respect to the Distributor specifically for inclusion therein, and will reimburse the Fund, each Series, the Fund's several officers and Directors, and any person who controls the Fund or any Series within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any such action, proceeding or claim.

          5. GENERAL INDEMNITY PROVISIONS. No indemnifying party shall be liable under its indemnity agreement contained in subsection 3 or 4 hereof with respect to any claim made against such indemnifying party unless the indemnified party shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve it from any liability which it may otherwise have to the indemnified party. The indemnifying party will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, and if the indemnifying party elects to assume the defense, such defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified party. In the event the indemnifying party elects to assume the defense of any such suit and retain such counsel, the indemnified party shall bear the fees and expenses of any additional counsel retained by the indemnified party.


                                     V. TERM

          This Agreement shall continue automatically for successive annual periods ending on December 31 of each year, provided such continuance is specifically approved at least annually by (a) the Fund's Board of Directors or
(b) vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that in either event its continuance also is approved by a majority of the Fund's Directors who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on 60 days' written notice to the Distributor, by vote of a majority of the Fund's outstanding voting securities or, as to each Series, by the Fund's Board of Directors or, on 90 days' written notice to the Fund, by the Distributor. This Agreement will automatically terminate, as to the relevant Series, in the event of its assignment (as defined in the 1940 Act).

                                VI. MISCELLANEOUS

          1. AMENDMENTS. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

          2. CONSTRUCTION. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Subject to the provisions of Section IV hereof, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by New York law; PROVIDED, HOWEVER, that nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation thereunder.

          3. NOTICE. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address first above written, or at such other place as the Fund may from time to time designate in writing. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Distributor shall be sufficiently given if addressed to the Distributor and mailed or delivered to it at its office at the address first above written, or at such other place as the Distributor may from time to time designate in writing.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first above written.

                                              THE INFINITY MUTUAL FUNDS, INC.



                                              By:___________________________
                                                 William B. Blundin,
                                                   President and Chairman of
                                                   the Board


Attest:_______________________




                                              BISYS FUND SERVICES LIMITED
                                                PARTNERSHIP


                                             By: BISYS Fund Services, Inc.,
                                                  General Partner


                                             By:___________________________


Attest:________________________

                                   SCHEDULE 1



NAME OF SERIES                                             DATE ESTABLISHED
--------------                                         ------------------------
ISG Aggressive Growth Portfolio                         August 12, 1998

ISG Capital Growth Fund                                 February 15, 1994

ISG Income Fund                                         February 15, 1994

ISG Current Income Portfolio                            August 12, 1998

ISG Equity Income Fund                                  February 15, 1994

ISG Equity Value Fund                                   May 14, 1998

ISG Government Income Fund                              May 14, 1998

ISG Government Money Market                             May 14, 1998
  Fund

ISG Growth Portfolio                                    August 12, 1998

ISG Growth & Income Portfolio                           August 12, 1998

ISG International Equity                                May 14, 1998
  Fund

ISG Large-Cap Equity Fund                               May 14, 1998

ISG Limited Term Income                                 February 15, 1994
  Fund

ISG Limited Term                                        February 11, 1997
  Tennessee Tax-Exempt Fund

ISG Limited Term U.S.                                   February 11, 1997
  Government Fund

ISG Mid-Cap Fund                                        May 14, 1998

ISG Moderate Growth & Income                            August 12, 1998
  Fund

ISG Municipal Income                                    May 14, 1998
  Fund

 ISG Prime Money Market                                 February 15, 1994
  Fund

ISG Small-Cap Opportunity Fund                          May 14, 1998

ISG Tax-Exempt Money Market                             May 14, 1998
  Fund

ISG Tennessee Tax-Exempt Fund                           February 15, 1994

ISG Treasury                                            February 15, 1994
  Money Market Fund

Correspondent Cash Reserves                             October 30, 1990
  Money Market Portfolio

Correspondent Cash Reserves                             October 30, 1990
  Tax Free Money Market Portfolio

Stewardship Large-Cap                                   February 25, 1999
  Equity Fund

Stewardship Small-Cap                                   February 25, 1999
  Equity Fund

Stewardship Mid-Cap                                     February 25, 1999
  Equity Fund


Revised:  February 25, 1999

                                   SCHEDULE 2


NAME OF SERIES SUBJECT TO SUBSECTION 2(F) OF SECTION II

ISG Aggressive Growth Portfolio

ISG Capital Growth Fund

ISG Income Fund

ISG Current Income Portfolio

ISG Equity Income Fund

ISG Equity Value Fund

ISG Government Income Fund

ISG Growth Portfolio

ISG Growth & Income Portfolio

ISG International Equity Fund

ISG Large-Cap Equity Fund

ISG Limited Term Income Fund

ISG Limited Term Tennessee Tax-Exempt Fund

ISG Limited Term U.S. Government Fund

ISG Mid-Cap Fund

ISG Moderate Growth & Income Portfolio

ISG Municipal Income Fund

ISG Small-Cap Opportunity Fund

ISG Tennessee Tax-Exempt Fund

ISG Tax-Exempt Money Market Fund

ISG Government Money Market Fund

ISG Prime Money Market Fund

 Stewardship Large-Cap Equity Fund

Stewardship Small-Cap Equity Fund

Stewardship Mid-Cap Equity Fund




Revised:  February 25, 1999

                                   SCHEDULE A
                                     to the
                             Distribution Agreement

                  DISTRIBUTION AGREEMENT ALLOCATION PROCEDURES

     CDSCs and Class B Distribution Fees related to Class B Shares of each Series of the Fund designated on Schedule 2 hereof (each, an "ISG Fund") shall be allocated by the Fund between the Distributor and any replacement principal distributor for Class B Shares of any ISG Fund (the "Successor Distributor") in accordance with this Schedule A.

     Defined terms used in this Schedule A and not otherwise defined herein shall have the meaning assigned to them in the Distribution Agreement to which this Schedule A is attached. As used in this Schedule A the following terms shall have the meanings indicated:

     "COMMISSION SHARE" means, in respect of any ISG Fund, each Share of such ISG Fund which is issued under circumstances which would normally give rise to an obligation of the holder of such Share to pay a CDSC upon redemption of such Share (including, without limitation, any Share of such ISG Fund issued in connection with a Free Exchange) and any such Share shall continue to be a Commission Share of such ISG Fund prior to the redemption (including a redemption in connection with a Free Exchange) or conversion of such Share, even though the obligation to pay the CDSC may have expired or conditions for waivers thereof may exist.

     "DATE OF ORIGINAL ISSUANCE" means in respect of any Commission Share, the date with reference to which the amount of the CDSC payable on redemption thereof, if any, is computed.

     "FREE EXCHANGE" means an exchange of a Commission Share of one ISG Fund for a Commission Share of another ISG Fund under circumstances where the CDSC which would have been payable in respect of a redemption of the exchanged Commission Share on the date of such exchange is waived and the Commission Share issued in such exchange is treated as a continuation of the investment in the Commission Share exchanged for purposes of determining the CDSC payable if such Commission Share issued in the exchange is thereafter redeemed.

     "FREE SHARE" means, in respect of any ISG Fund, each Share of such ISG Fund, other than a Commission Share, including, without limitation, any Share issued in connection with the reinvestment of dividends or capital gains.

     "INCEPTION DATE" means, in respect of any ISG Fund, the first date on which such ISG Fund issued Shares.

     "NET ASSET VALUE" means, (i) with respect to any ISG Fund, as of the date any determination thereof is made, the net asset value of such ISG Fund computed in the manner such value is required to be computed by such ISG Fund in its reports to its shareholders, and (ii) with respect to any Share of such ISG Fund as of any date, the quotient obtained by dividing: (A) the net asset value of such ISG Fund (as computed in accordance with clause (i) above) allocated to Shares of such ISG Fund (in accordance with the constituent documents for such ISG Fund) as of such date, by (B) the number of Shares of such ISG Fund outstanding on such date.

     "SHARE" means, in respect of any ISG Fund, each Class B Share of such ISG Fund.

PART I:  ATTRIBUTION OF SHARES

     Shares of each ISG Fund, which are outstanding from the time to time, shall be attributed to the Distributor and any Successor Distributor in accordance with the following rules;

     (1) COMMISSION SHARES:

     (a) Commission Shares attributed to the Distributor shall be Commission Shares the Date of Original Issuance of which occurred on or after the Inception Date of such ISG Fund and on or prior to the last day on which the Distributor acts as principal distributor of Shares for such ISG Fund.

     (b) Commission Shares attributable to the Successor Distributor shall be Commission Shares the Date of Original Issuance of which occurs on or after the first day on which such Successor Distributor acts as principal distributor of Shares of such ISG Fund and on or prior to the last day such Successor Distributor acts as principal distributor of Shares for such ISG Fund.

     (c) A Commission Share of a particular ISG Fund (the "ISSUING ISG FUND") issued in consideration of the investment of proceeds of the redemption of a Commission Share of another ISG Fund (the "REDEEMING ISG FUND") in connection with a Free Exchange, is deemed to have a Date of Original Issuance identical to the Date of Original Issuance of the Commission Share of the Redeeming ISG Fund and any such Commission Share will be attributed to the Distributor or the Successor Distributor based upon such Date of Original Issuance in accordance with Part I(a) and (b) above.

     (d) A Commission Share redeemed (other than in connection with a Free Exchange) or converted to a Class A Share is attributable to the Distributor or Successor Distributor based upon the Date of Original Issuance in accordance with Part I(a), (b) and (c) above.

     (2) FREE SHARES:

     Free Shares of an ISG Fund outstanding on any date shall be attributed to the Distributor or Successor Distributor, as the case may be, in the same proportion that the Commission Shares of such ISG Fund outstanding on such date are attributed to it on such date; PROVIDED that if the Distributor reasonably determines that the Fund's transfer agent is able to produce monthly reports which track the Date of Original Issuance for the Commission Shares related to such Free Shares, then the Free Shares shall be allocated pursuant to clause 1(a), (b) and (c) above.

PART II:  ALLOCATION OF CDSCS

     (1) CDSCS RELATED TO THE REDEMPTION OF COMMISSION SHARES:

     CDSCs in respect of the redemption of Commission Shares shall be allocated to the Distributor or Successor Distributor depending upon whether the related redeemed Commission Share is attributable to the Distributor or Successor Distributor, as the case may be, in accordance with Part I above.

PART III:  ALLOCATION OF CLASS B DISTRIBUTION FEES

     Assuming that the Class B Distribution Fee remains constant over time and among the ISG Funds so that Part IV hereof does not become operative:

     (1) The portion of the aggregate Class B Distribution Fees accrued in respect of all Shares of all ISG Funds during any calendar month allocable to the Distributor or a Successor Distributor is determined by multiplying the total of such Class B Distribution Fees by the following fraction:

                                     (A+C)/2
                                     (B+D)/2

where:

A= The aggregate Net Asset Value of all Shares of all ISG Funds attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the beginning of such calendar month

B= The aggregate Net Asset Value of all Shares of all ISG Funds at the beginning of such calendar month

C= The aggregate Net Asset Value of all Shares of all ISG Funds attributed to the Distributor or such Successor Distributor, as the case may be, and outstanding at the end of such calendar month

D= The aggregate Net Asset Value of all Shares of all ISG Funds at the end of such calendar month

     (2) if the Distributor reasonably determines that the ISG Fund or its transfer agent is able to produce automated monthly reports which allocate the average Net Asset Value of the Commission Shares (or all Shares if available) of all ISG Funds among the Distributor and each Successor Distributor in a manner consistent with the methodology detailed in Part I and Part III(1) above, the portion of the Class B Distribution Fees accrued in respect of all such Shares of all ISG Funds during a particular calendar month will be allocated to the Distributor or each Successor Distributor by multiplying the total of such Class B Distribution Fees by the following fraction:

                                     (A)/(B)

where:


A= Average Net Asset Value of all such Shares of all ISG Funds for such calendar month attributed to the Distributor or such Successor Distributor, as the case may be

B= Total average Net Asset Value of all Shares of all ISG Funds for such calendar month

PART IV:  ADJUSTMENT OF THE DISTRIBUTOR'S
SHARE AND SUCCESSOR DISTRIBUTORS' SHARES

     The parties to the Distribution Agreement recognize that if the terms of any Distribution Agreement, any Plan, any Prospectus, the Conduct Rules or any other applicable law change the rate at which Class B Distribution Fees or service fees pursuant to the Fund's Shareholder Services Plan for the ISG Funds are computed with reference to the Net Asset Value of Shares of any ISG Fund, these allocation procedures must be revised in light of such changes in a manner which carries out the intent of these allocations procedures.